UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 28, 2014

TECHE HOLDING COMPANY
(Exact name of Registrant as specified in its Charter)

Louisiana	1-13712	72-1287456
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Jefferson Terrace Boulevard, New Iberia, Louisiana	70560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(337) 560-7151

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

TECHE HOLDING COMPANY

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.07.  Submission of Matters to a Vote of Security Holders

On May 28, 2014, Teche Holding Company (the “Company”) held a special meeting of shareholders (the “Special Meeting”) at which the following items were voted on and approved:

1.
Approval of the Agreement and Plan of Merger, dated January 12, 2014, by and between Teche Holding Company and IBERIABANK Corporation, pursuant to which Teche Holding Company will merge with and into IBERIABANK Corporation, with IBERIABANK Corporation surviving the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,499,618	23,565	2,153	37,180

2.	Approval of an advisory (non-binding) advisory proposal regarding the compensation that may be paid or become payable to Teche Holding Company’s named executive officers in connection with the merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE

1,472,704	26,367	20,853	37,180

Item 8.01  Other Events.

On May 29, 2014, the Registrant issued a press release announcing the results of the voting at the Special Meeting, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.  Not applicable.

(b)           Pro Forma Financial Information.  Not applicable.

(c)           Shell Company Transactions.  Not applicable.

(d)           Exhibits.  The following exhibits are filed with this report.

No.                      Description

99.1                      Press Release dated May 29, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHE HOLDING COMPANY
Date: May 29, 2014	By:	/s/ J. L. Chauvin
J. L. Chauvin Senior Vice President, Treasurer and Chief Financial Officer (Duly Authorized Representative)